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                                                                    EXHIBIT 3.24
                                ADOPTED 2-12-70
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                           DANUBE CARPET MILLS, INC.
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                                    BY-LAWS
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                      ARTICLE I - STOCK AND STOCKHOLDERS
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   Section 1.  Signatures. Certificates for shares of stock shall
               ----------
               be signed by the president and the secretary.

   Section 2.  Fractional Shares. The company shall not issue certificates
               -----------------
               or scrip for fractional shares of stock.

   Section 3.  Authority to Issue Stock. The directors are authorized,
               ------------------------
               in their discretion, to issue the capital stock of the company to the full number of shares authorized by the charter of the company, as amended, in such amounts and for such consideration as from time to time shall be determined by the board of directors.

   Section 4.  Annual meeting. The annual meeting of the shareholders
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               shall be held on the second Monday in October, or at such other date and time as may be set by the directors.

   Section 5.  Place of Meeting. Meetings of shareholders shall be at the
               ----------------
               principal office of the company or at such other place as may be set by the directors.

   Section 6.  Record Date. For the purpose of determining shareholders entitled
               -----------
               to notice of or entitled to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, the record date for any such determination of shareholders shall be fifteen (15) days prior to the date of the meeting of shareholders or the payment of dividend, as the case may be. The board of directors may fix in advance a date other than the one specified above as the record date for any such determination of shareholders as to any special meeting of shareholders or any dividend payment.

   Section 7.  Voting Upon Stock Held by the Corporation. Unless otherwise
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               ordered by the board of directors, the president shall have full power and authority in behalf of the company to attend and to act and to vote at any meeting of stockholders of any corporation in which the company may hold stock, and at any



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               such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the company might have possessed and exercised if present. The board of directors, by resolution from time to time, may confer like powers upon any other person or persons.

                      ARTICLE II - DIRECTORS AND OFFICERS
                      -----------------------------------

   Section 1.  Indemnification of Directors and Officers. Any person made or
               -----------------------------------------
               threatened to be made a party to a suit or proceeding by reason of the fact that he or his intestate was, is or shall be a director or officer of the company or at the request of this company a director or officer of another company controlled by this company, shall be indemnified by this company to the maximum extent and upon the conditions provided by the laws of the State of Tennessee, including Tennessee Code Annotated, (S)(S)540-407
                                       ------------------------
               through 46-411.

  Section  2.  Election and Term of Directors. The Company shall have two (2)
               ------------------------------
               directors, whose term of office shall be one (1) year.

  Section  3.  Newly Created Directorships and Vacancies. Newly created
               -----------------------------------------
               directorships and vacancies occurring in the board for any reason, including the removal of directors without cause or for cause, shall be filled by vote of a majority of the directors then in office.

  Section  4.  Removal for Cause. A director may be removed from the board for
               -----------------
               cause, as defined by law.

  Section  5.  Regular Meetings. A regular meeting of the board of directors
               ----------------
               shall be held, without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.


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   Section 6.  Special Meetings. Special meetings of the board of directors may
               ----------------
               be called by or at the request of the chairman of the board, the president or any two (2) directors. Notice of any special meeting shall be given at least five (5) days prior thereto by written notice delivered personally or by regular, registered or certified mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at his home or business address.

   Section 7.  Executive and Other Committees. The board, by a resolution
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               adopted by a majority of the entire board, may designate an executive committee, consisting of two (2) or more directors, and other committees, consisting of two (2) or more persons, who may or may not be directors, and may delegate to such committee or committees all such authorities of the board that it deems desirable. The board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

   Section 8.  Action Without Meeting. The board of directors may take any
               ----------------------
               action which they are required or permitted to take by law without a meeting on written consent, setting forth the action so taken and signed by all of the directors entitled to vote thereon.

   Section 9.  Officers. The officers of the company shall consist of the
               --------
               chairman of the board, the president, such vice-presidents as may be determined by the board of directors from time to time, the secretary, the treasurer. All such officers shall be elected by the board of directors. The term of office of each officer shall be one (1) year.

   Section 10. President. The president shall have general management and
               ---------
               control of the affairs of the corporation in accordance with policies promulgated by the board.

   Section 11. The Vice Presidents. In the event of the absence, death, or
               -------------------
               inability to act of the president, the vice president (the first vice president, if there be more than one vice president) shall perform the duties and be vested


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               with the powers of the president. The vice presidents shall perform such duties as from time to time may be assigned to them by the president or by the board of directors.

   Section 12. The Secretary. The secretary shall; (a) see that all notices are
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               duly given in accordance with the provisions of these by-laws as required by law; (b) be custodian of the corporate records; (c) keep a list of the shareholders and their addresses, which addresses shall be furnished to the secretary by each shareholder; (d) have general charge of the stock transfer books of the corporation; (e) take minutes of meetings of the board of directors and of the shareholders: (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

   Section 13. The Treasurer. The treasurer shall: (a) have charge and custody
               -------------
               and be responsible for all funds and securities of the corporation; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. The treasurer shall be bonded for the faithful discharge of his duties.

   Section 14. Salaries. Salaries of officers elected by the board of directors
               --------
               shall be fixed by the board of directors.

                           ARTICLE III - FISCAL YEAR
                          --------------------------

   Section 1. The fiscal year of the company shall begin on November 1 and end on October 31. The board of directors is empowered to change the fiscal year from time to time.

                             ARTICLE IV - BY-LAWS
                             --------------------

   Section 1. By-laws may be adopted, amended, or repealed by the shareholders or by a majority vote of the entire board of directors, but any by-law adopted by the board of directors may be amended or repealed by the shareholders.



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